CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the application of our report dated February 25, 2002, included in this Form 10-KSB of Exten Industries, Inc., relating to their consolidated financial statements for the year ended November 30, 2001, and previously filed Form S-8 No. 333-40752.

Swenson Advisors, LLP

San Diego, California

April 7, 2003

-F 24-